POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Kenny and Eugene E. Blakeslee, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


  Signature                         Title                          Date


S/J.R. Kenny            President, Chief Executive Officer         June 24, 1998
James R. Kenny         (Principal Executive Officer) and Director


S/E.E. Blakeslee        Executive Vice President and Chief         June 24, 1998
Eugene E. Blakeslee     Financial Officer (Principal Financial
                        Officer and Principal Accounting Officer)


S/R.S. Akamine          Director                                   June 24, 1998
Ray S. Akamine


S/R.A. Archer           Chairman and Director                      June 24, 1998
Robert A. Archer


S/A. V. Bruno           Director                                   June 24, 1998
Albert V. Bruno


S/R. Diridon            Director                                   June 24, 1998
Rod Diridon


S/F.J. Gorry            Director                                   June 24, 1998
F. Jack Gorry


S/A.K. Lund             Director                                   June 24, 1998
Arthur K. Lund


S/L. Oneal              Director                                   June 24, 1998
Louis Oneal


S/D.P. Rubino           Director                                   June 24, 1998
Diane P. Rubino


S/D.L. Shen             Director                                   June 24, 1998
Douglas L. Shen


S/G.S. Vandeweghe       Director                                   June 24, 1998
Gary S. Vandeweghe











                                INDEX TO EXHIBITS

Exhibit
Number                              Exhibit

 5.1         Opinion regarding legality of securities to be offered.

23.1         Independent Auditors' Consent.

23.2         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1         Power of Attorney (see Page 4).

99.1         1996 Stock Option Plan of SJNB Financial Corp., as amended.